                                                                     EXHIBIT (P)

                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                        Discover Card Master Trust I
                       Series 1998-2 Monthly Statement
                   Class A Certificate CUSIP #25466KBP3
                   Class B Certificate CUSIP #25466KBQ1

Distribution Date: December 15, 1999           Month Ending:  November 30, 1999

Pursuant to the Series Supplement dated as of March 4, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 1998-2 on this Distribution Date
     --------------------------------------------------------------------------------
         (per $1000 of Class Initial Investor Interest)
         ----------------------------------------------

     Series  1998-2                               Total         Interest      Principal
         Class A      30 days at 5.800000000%  $4.833333333   $4.833333333  $0.000000000

         Class B      30 days at 5.950000000%  $4.958333333   $4.958333333  $0.000000000

2.    Principal Receivables at the end of November, 1999
      --------------------------------------------------
  (a) Aggregate Investor Interest                        $19,465,953,000.00

      Seller Interest                                     $8,029,121,316.51

      Total Master Trust                                 $27,495,074,316.51

  (b) Group One Investor Interest                        $16,915,953,000.00

  (c) Group Two Investor Interest                         $2,550,000,000.00

  (d) Series 1998-2 Investor Interest                       $526,316,000.00

  (e) Class A Investor Interest                             $500,000,000.00

      Class B Investor Interest                              $26,316,000.00

3.   Allocation of Receivables Collected During November, 1999
     ---------------------------------------------------------

                                                                  Finance Charge        Principal              Yield Collections /
                                                                   Collections         Collections              Additional Funds
  (a) Allocation of Collections between Investors and Seller

      Aggregate Investor Allocation                              $316,053,455.62     $2,950,446,666.21                 $0.00

      Seller Allocation                                          $117,590,908.53     $1,097,743,745.80                 $0.00

  (b) Group One Allocation                                       $274,651,259.95     $2,563,945,686.62                 $0.00

  (c) Group Two Allocation                                        $41,402,195.67       $386,500,979.59                 $0.00

  (d) Series 1998-2 Allocations                                    $8,545,395.84        $79,773,640.26                 $0.00

  (e) Class A Allocations                                          $8,118,256.14        $75,786,172.70                 $0.00

      Class B Allocations                                            $427,139.70         $3,987,467.56                 $0.00

  (f) Principal Collections as a monthly percentage of Master Trust Receivables
      at the beginning of November, 1999                                                                 14.92%

  (g) Finance Charge Collections as a monthly percentage of Master Trust Receivables
      at the beginning of November, 1999                                                                  1.60%

  (h) Total Collections as a monthly percentage of Master Trust Receivables
      at the beginning of November, 1999                                                                 16.52%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
      ----------------------------------------------------------------------
                        Deposits into the       Deficit Amount
                        SPFAs on this              on this           SPFA          Investment
                        Distribution Date       Distribution Date    Balance        Income
     Series 1998-2           $0.00                       0.00         $0.00         $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                            Total Payments
                         Amount Paid on this     Deficit Amount              through this
                          Distribution Date    on this Distribution Date   Distribution Date
     Series 1998-2                    $0.00             $0.00                   $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                             Deposits into the SIFA
                            on this Distribution Date          SIFA Balance
     Series 1998-2                  $2,547,150.17                $7,641,450.51

7.   Pool Factors for November, 1999
     -------------------------------

     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                               Cumulative Investor
                                    This Distribution Date      Charged-Off Amount

  (a) Group One                            $84,592,246.10            $0.00

  (b) Group Two                            $12,751,824.72            $0.00

  (c) Series 1998-2                         $2,631,971.28            $0.00

  (d) Class A                               $2,500,412.78            $0.00

      Class B                                 $131,558.50            $0.00

  (e) As an annualized percentage of
      Principal Receivables at the
      beginning of November, 1999                    6.00%             N/A

9.   Investor Losses on this Distribution Date
     -----------------------------------------
                                                           Per $1,000 of original
                                                 Total       invested Principal

  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1998-2                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses on this Distribution Date
     ----------------------------------------------------------
                                                           Per $1,000 of original
                                                 Total       invested Principal
  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1998-2                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------
                                                             Per $1,000 of original
                                                 Total         invested Principal

  (a) Group One                                     $0.00          $0.00

  (b) Group Two                                     $0.00          $0.00

  (c) Series 1998-2                                 $0.00          $0.00

  (d) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
  (a) Group One                                            $28,193,254.98

  (b) Group Two                                             $4,250,000.00

  (c) Series 1998-2                                           $877,193.33

  (d) Class A                                                 $833,333.33

      Class B                                                  $43,860.00

13.  Class Available Subordinated Amount at the end of the Distribution Date

                                                           As a percentage of
                                              Total      Class A Invested Amount
     Series 1998-2 Class B                $44,736,860.00       8.9474%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                             Shared Amount  Class B Amount

  (a) Maximum Amount                                $0.00   $21,052,640.00

  (b) Available Amount                              $0.00   $21,052,640.00

  (c) Amount of Drawings on Credit Enhancement
        on this Distribution Date                   $0.00            $0.00

  (d) Credit Enhancement Fee on this
        Distribution Date                                        $5,889.13

15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of November, 1999          $27,916,715,840.16

                         Delinquent Amount  Percentage of Ending
     Payment Status      Ending Balance     Receivables Outstanding

     30-59 days         $723,521,987.13          2.59%

     60-179 days      $1,305,675,492.24          4.68%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------
  (a) Group One (2)                               5.73%

  (b) Group Two (2)                               5.08%

  (c) Series 1998-2 (3)                           5.66%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------

     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of November, 1999        5.20%


                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY: ____________________________

                                        Vice President
_________________________________________________

(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)), (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1998-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of March 4, 1998 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1998-2 Master Trust Certificates for the Distribution Date occurring on December 15, 1999:

 1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.   The aggregate amount of Collections processed during November, 1999
      is equal to                                                                                              $4,481,834,776.16

 4.   The aggregate amount of Class A Principal Collections processed during
      November, 1999 is equal to                                                                                  $75,786,172.70

 5.   The aggregate amount of Class A Finance Charge Collections processed
      during November, 1999 is equal to                                                                            $8,118,256.14

 6a.  The aggregate amount of Class A Principal Collections recharacterized as
      Series Yield Collections during November, 1999 is equal to                                                           $0.00

 6b.  The aggregate amount of Class A Additional Funds for this Distribution
      date is equal to                                                                                                     $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class A Required Amount Shortfall                                                           $0.00
           is equal to

      (b)  with respect to the Class A Cumulative Investor Charged-Off                                                     $0.00
           Amount is equal to

      (c)  with respect to the Class A Investor Interest is equal to                                                       $0.00

 8.   The sum of all amounts payable to the Class A Certificateholders
      on the current Distribution Date is equal to                                                                         $0.00

 9.   The aggregate amount of Class B Principal Collections processed during
      November, 1999 is equal to                                                                                   $3,987,467.56

10.   The aggregate amount of Class B Finance Charge Collections processed
      during November, 1999 is equal to                                                                              $427,139.70

11a.  The aggregate amount of Class B Principal Collections recharacterized as
      Series Yield Collections during November, 1999 is equal to                                                           $0.00

11b.  The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                                                     $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                                           $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                                                     $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                                                       $0.00

13.   The sum of all amounts payable to the Class B Certificateholders
      on the current Distribution Date is equal to                                                                         $0.00

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of December, 1999.

                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              -------------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer